UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter submitted to a vote at the Annual Meeting of the stockholders of Quantum Corporation (the “Company”) held on September 21, 2021, as well as the number of votes with respect to each matter. For more information about these proposals, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on July 28, 2021.

Proposal 1. The following directors were elected to serve until the 2022 annual meeting or until their successors are elected and duly qualified:

	For	Against	Abstain	Broker Non-Votes
Rebecca J. Jacoby	33,568,426	1,279,259	14,186	11,383,325
James J. Lerner	34,498,786	350,708	12,377	11,383,325
Raghavendra Rau	34,507,900	338,151	15,820	11,383,325
Marc E. Rothman	34,461,572	384,914	15,385	11,383,325
Yue Zhou ("Emily") White	34,475,533	370,505	15,833	11,383,325

Proposal 2. The appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022 was ratified.

For	Against	Abstain
46,004,544	187,641	53,011

Proposal 3. The compensation of the named executive officers of the Company was approved, on an advisory basis.

For	Against	Abstain	Broker Non-Votes
33,174,208	320,139	1,367,524	11,383,325

Proposal 4. The amendment and restatement to the Company’s 2012 Long-Term Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
17,936,011	16,907,591	18,269	11,383,325

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

September 27, 2021	/s/ J. Michael Dodson
(Date)	J. Michael Dodson
Chief Financial Officer
(Principal Financial Officer)